UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 27, 2014
WESTERN REFINING LOGISTICS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36114 (Commission File Number)	46-3205923 (IRS Employer Identification Number)

123 West Mills Avenue, Suite 200
El Paso, Texas 79901
(Address of principal executive office and zip code)
(915) 534-1400
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2014, Western Refining Logistics GP, LLC, a Delaware limited liability company (the “Company”) and the general partner of Western Refining Logistics, LP, a Delaware limited partnership (the “Partnership”), announced the appointment of Gary R. Dalke as Executive Vice President of the Company and Karen B. Davis as Chief Financial Officer of the Company effective on or about December 1, 2014.

Ms. Davis, 58, joins the Company from PBF Energy Inc., an independent crude oil refiner, and PBF Logistics GP LLC the general partner of PBF Logistics LP, a master limited partnership, where she served as the Chief Accounting Officer from February 2011 to November 2014. Ms. Davis previously served as the Global Controller of Petroplus Holdings AG, a public independent refiner and wholesaler of petroleum products, from October 2009 to December 2010. Prior to this, Ms. Davis has served in various chief financial officer and financial reporting officer positions with public and private companies in the United States.

Ms. Davis will also serve as Director of Investor Relations for Western Refining, Inc. ("Western"), the ultimate parent of the Company, and will be separately compensated by Western for the services she provides. Ms. Davis will be compensated for the services she provides as Chief Financial Officer of the Company solely through the award of equity-based compensation granted pursuant to the Partnership's 2013 Long-Term Incentive Plan (the "LTIP"). In connection with Ms. Davis's appointment as Chief Financial Officer of the Company and subject to the approval of the Board of Directors of the Company, she will receive an award of phantom units under the LTIP having a fair market value equal to approximately $366,667 on the date of grant which will vest ratably over five years from the date of grant.

The Company also plans to enter into a standard form of indemnification agreement with Ms. Davis. The indemnification agreement will require the Company to indemnify Ms. Davis to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference into this Item 5.02.

There are no family relationships between Ms. Davis and the executive officers or directors of the Company and no transactions that would require disclosure under Items 401(d) and 404(a) of Regulation S-K, respectively.

Item 9.01    Financial Statements and Other Exhibits.

On October 27, 2014, the Partnership issued a press release announcing the appointment of Ms. Davis as Chief Financial Officer of the Company and Gary R. Dalke as Executive Vice President of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 7.01 of this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01    Financial Statements and Other Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 to WNRL’s Registration Statement on Form S-1 (File No. 333-190135), filed with the SEC on September 27, 2013).

99.1	Press Release dated October 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING LOGISTICS, LP

By: Western Refining Logistics GP, LLC, its
general partner

By: /s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Dated: October 27, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 to WNRL’s Registration Statement on Form S-1 (File No. 333-190135), filed with the SEC on September 27, 2013).

99.1	Press Release dated October 27, 2014